                                                                    EXHIBIT 3.25

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                              BUSINESS CORPORATION ACT                    FORM 1
                                     (SECTION 6)

                           CONSUMER AND
[Letter Head of Alberta]   CORPORATE AFFAIRS           ARTICLES OF INCORPORATION
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   1. NAME OF CORPORATION:

NORTH AMERICAN STRUCTURES LTD.

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   2. THE CLASS, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION  IS
      AUTHORIZED TO ISSUE:

The Corporation is authorized to issue an unlimited number of shares of one class.

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   3. RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

No shares of the Corporation shall be transferred without the approval of the directors of the Corporation either by a resolution passed at a Board of Directors meeting or by an instrument or instruments in writing signed by all the directors.

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   4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION
      MAY HAVE:

Minimum number of directors one (l), maximum number of directors seven (7).

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   5. IF THE CORPORATION IS RESTRICTED OF FROM CARRYING ON A CERTAIN BUSINESS,
      OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE
      RESTRICTION(S):

None

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   6. OTHER RULES OR PROVISIONS (IF ANY):

See Schedule I attached hereto:

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   7. DATE

           88    10    20
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          YEAR  MONTH  DAY
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   INCORPORATORS NAMES:    ADDRESS (INCLUDING POSTAL CODE)    SIGNATURE
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                           16745 - 111 Avenue
 MARTIN GOUIN              Edmonton, Alberta T5M 2S4          /s/ Martin Gouin
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 FOR DEPARTMENTAL USE ONLY
                     ____________
 CORPORATE ACCESS NO.                        INCORPORATION DATE  88/10/21
                     ____________
 CCA-06.101

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     SCHEDULE I attached to the Articles of Incorporation of:

                NORTH AMERICAN STRUCTURES LTD.

     6.   Other provisions if any:

     i.   The number of shareholders of the Corporation, exclusive of:

          (a)  persons who are in its employment or that of an affiliate, and

          (b) persons, who having been formerly in its employment or that of an affiliate were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment.

          is limited to not more than fifty (50) persons, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

     ii. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

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Name Change Alberta Corporation - Registration Statement

Service Request Number:  545205
Corporate Access Number: 203871447
Previous Legal Entity Name:     NORTH AMERICAN STRUCTURES LTD.
Previous French Equivalent Name:
Legal Entity Name:              NORTH AMERICAN ROAD INC.
French Equivalent Name:
Legal Entity Status:            Active
Alberta Corporation Type:       Named Alberta Corporation
Nuans Report Number:            61464508
Nuans Report Date:              1998/07/08
French Name Nuans Report Number:
French Name Nuans Report Date:
Future Dating Required:
Professional Endorsement Provided:
Amendment Date:                 1998/08/20
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Annual Returns

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File Year  Date Filed
---------------------
1997       1997/12/01
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1996
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1995
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Registration Authorized By:  WILLIAM J.KENNY
                             SOLICITOR

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                                     CONSENT
                                     -------

TO:       THE DIRECTOR
          ALBERTA CONSUMER & CORPORATE AFFAIRS

          NORTH AMERICAN CONSTRUCTION LTD. hereby consents to the use of the name NORTH AMERICAN STRUCTURES LTD. for the purpose of incorporation under The Alberta Business Corporations Act.

          Dated this 20/th/day of October, 1988.

                                                  NORTH AMERICAN CONSTRUCTION
                                                  LTD.


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